                 Diversified Scientific Services, Inc.
         (a wholly owned subsidiary of Waste Management, Inc.)
                             Balance Sheet

                                                        June 30,      December 31,
                                                          2000            1999
(Amounts in Thousands)                                (unaudited)
___________________________________________________________________________________
ASSETS
Current Assets
   Cash                                               $      221       $         4
   Accounts Receivable, net                                3,394             4,604
   Inventories and Supplies                                  445               458
   Prepaid Expenses                                            -                23
                                                      __________        __________
     Total Current Assets                                  4,060             5,089

Property and Equipment, net                                1,865             1,829
                                                      __________        __________

          Total assets                                $    5,925        $    6,918
                                                      ==========        ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
   Accounts Payable                                   $      177        $      425
   Accrued Payroll                                           156               127
   Accrued Disposal and Transportation                     1,175             1,390
   Other Accrued Liabilities                                 675             1,281
                                                      __________        __________
     Total Current Liabilities                             2,183             3,223

   Long Term Closure                                       1,150             1,100
   Payable to Parent                                      18,541            18,265
                                                      __________        __________

     Total Liabilities                                    21,874            22,588

Stockholders' Deficit
   Common Stock                                                -                 -
   Additional Paid-in Capital                              8,846             8,846
   Accumulated Deficit                                   (24,795)          (15,670)
                                                      __________        __________
                                                         (15,949)          (15,670)
                                                      __________        __________

     Total Stockholders' Deficit                         (15,949)          (15,670)
                                                      __________        __________

     Total Liabilities and Stockholders' Deficit      $    5,925        $    6,918
                                                      ==========        ==========
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
                 Diversified Scientific Services, Inc.
        (a wholly owned subsidiary of Waste Management, Inc.)
                   Unaudited Statement of Operations


                                                       Three Months Ended       Six Months Ended
                                                            June 30,                 June 30,
(Amounts in Thousands Except for Per Share Data)        2000         1999        2000        1999
__________________________________________________________________________________________________
Revenues                                              $ 1,462      $ 3,732     $ 2,788     $ 5,260

Operating Expenses                                      1,758        1,752       2,873       3,475

Management Fees                                            82            -         194           -

                                                      _______      _______     _______     _______
Income (Loss) before Taxes                               (378)       1,980        (279)      1,785

Income Tax Provision                                        -            -           -           -
                                                      _______      _______     _______     _______
Net Income (Loss)                                     $  (378)     $ 1,980     $  (279)    $ 1,785
                                                      =======      =======     =======     =======
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
                 Diversified Scientific Services, Inc.
         (a wholly owned subsidiary of Waste Management, Inc.)
                  Unaudited Statements of Cash Flows

                                                                                Six Months Ended
                                                                                    June 30,
                                                                         _______________________________
Amounts in thousands, Except for Share Amounts                              2000               1999
________________________________________________________________________________________________________
Cash Flows from operating activities:
   Net Income (Loss)                                                      $    (279)        $   1,785
   Adjustments to reconcile net income (loss) to net
     Cash provided by operating activities
       Depreciation and Amortization                                             94               173
       Change in assets and liabilities
          Decrease/(increase) in accounts receivable                          1,210            (1,999)
          Increase in inventories and supplies                                   13               (31)
          Decrease/(Increase) in prepaid expenses                               (56)               95
          Increase/(decrease) in accounts payable                              (248)             (425)
          Increase/(decrease) in accrued payroll                                 29                92
          Increase/(decrease) in accrued disposal/transportation               (215)              343
          Increase/(decrease) in other accrued liabilities                     (639)              150
          Increase in long term closure reserve                                 150                50
                                                                           _________         ________
             Net cash provided by operating activities                           59               233
                                                                           _________         ________
Cash Flows from Investing activities
   Capital expenditures, net of disposals                                      (130)             (139)
                                                                           _________         ________

Cash Flows from Financing activities
   Increase/(Decrease) in payable to parent                                     288              (106)
                                                                           _________         ________

Net Increase (Decrease) in cash                                                 217               (12)
                                                                           _________         ________

Cash, beginning of period                                                         4                16
                                                                           _________         ________
Cash, ending of period                                                     $    221          $      4
                                                                           =========         ========

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